Exhibit 10.5

FLUID AUDIO NETWORK, INC.
STOCK RESTRICTION AGREEMENT

THIS STOCK RESTRICTION AGREEMENT (the "Agreement") is entered into as of March 15, 2006 by and among Fluid Audio Network, Inc., a Delaware corporation (the "Company") and Robert Buch (the "Stockholder").

RECITALS

A.    The Stockholder owns 431,338 of the outstanding shares of the Company's Common Stock (the "Shares").

B.    The Company and the Stockholder wish to enter into this Agreement in order to (a) protect the Company and the Company's other stockholders in the event the Stockholder is no longer employed by the Company and (b) make the Company more attractive to prospective investors and business partners.

NOW THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1.    Definitions.

1.1    "Anti-Dilution Securities" means the securities issued by the Company pursuant to Section 3(b) of the Restricted Stock Purchase Agreement.

1.2    "Cause" means a termination of Stockholder's engagement or employment with the Company by the Company due to (A) Stockholder's (after the cure period set forth below) gross negligence and/or misconduct (including but not limited to dishonesty, fraud, deceit, material incidents of insubordination, poor performance or excessive absenteeism or tardiness), (B) the conviction (by trial, upon a plea or otherwise) of Stockholder of, or the admission of guilt by Stockholder of, a felony or a crime involving moral turpitude or any other act of dishonesty, fraud or deceit or is punishable by imprisonment of thirty (30) days or more, provided, however, that nothing in this Agreement shall obligate the Company to pay any compensation or benefits during any period that Stockholder is unable to perform his duties hereunder due to any incarceration, and also provided, however, that nothing shall prevent Consultant's termination under another section of this Agreement if it provides independent grounds for termination, (C) a material breach of the Agreement or a breach of fiduciary duty to the Company, or (D) a breach of this Agreement that adversely affects the Company; provided that the Company may not terminate Stockholder's engagement pursuant to clauses (A) or (D), unless, as to matters that are capable of cure, the Company has given Stockholder written notice of such matters in specific detail and of its intention to so terminate Stockholder if such matter is not remedied within ten (10) days after written notice thereof from the Company.

1.3    "Change of Control" shall mean the occurrence of any one of the following: (i) any "person", as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, a subsidiary, an affiliate, or a Company employee benefit plan, including any trustee of such plan acting as  trustee) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Company representing fifty percent (50%) or more of the combined voting power of Company's then outstanding securities; (ii) a sale of assets involving all or substantially all of die assets of Company; or (iii) a merger, reorganization or other transaction of Company whether or not another entity is the survivor, pursuant to which holders. of all the shares of capital stock of Company outstanding prior to the transaction hold, as a group, less than .fifty percent (50%) of the shares of capital stock of the Company outstanding after the transaction; provided, however, that a transaction the sole purpose of which is to change the Company's state of incorporation or to raise capital for the Company shall not constitute a Chanue of Control.

1.4    "Option Notice" has the meaning set forth in Section 2.3 hereof.

1.5    "Option Period" has the meaning set forth in. Section 2.1 hereof.

1.6    "Option Price" means $0.01 per share.

1.7    "Repurchase Option" has the meaning set forth in Section 2.1 hereof

1.8    "Restricted Shares" means, as of any date, the Shares and the Anti-dilution Securities that remain subject to the Repurchase Option, as more specifically set forth on Schedule I hereto and Section 2.1 hereof.

1.9    "Restricted Stock Purchase Agreement" means that certain Restricted Stock Purchase Agreement, dated August 1, 2004, by and between Stockholder and the Company.

1.10           "Securities Act" means the Securities Act of 1933, as amended.

1.11           "Termination Date" means the date on which Stockholder's employment or consulting relationship with the Company terminates, whether voluntarily or involuntarily, with or without cause, and including termination resulting from Stockholder's death or disability.

1.12            "Unrestricted Shares" means, as of any date, the Shares and the Anti-dilution Securities that are no longer subject to the Repurchase Option.

2.    Right of Companyto Repurchase Shares and the Anti-Dilution Securities.

2. I    Repurchase Option. The Restricted Shares shall initially consist of 260,600 of the Shares and all Anti-Dilution Securities. Effective as of the Termination Date, the Company shall have an irrevocable_ exclusive option to repurchase all or any portion of the Restricted Shares (the "Repurchase Option") at the Option Price. The Repurchase Option will expire with respect to 8,986 of the Restricted Shares on April 1, 2006, and with respect to an additional 8,986 of the Restricted Shares on the first day of each calendar month thereafter until August I, 2008, so that the Repurchase Option shall have expired with respect to all of the Restricted Shares on August 1, 2008. The Repurchase Option with respect to any Anti-Dilution Securities shall expire in the same proportion as the Shares (i.e., if upon issuance of the Anti-Dilution Securities the Repurchase Right has expired with respect to 75% of the Shares, and 12 months remain until the Repurchase Right shall have expired with respect to all of the Shares, then the Repurchase Right shall apply to 25% of the Anti-Dilution Securities upon issuance and shall expire ratably monthly over 12 months thereafter).

2.2    Repurchase Option Exercise Period. Subject to Section 2.5 hereof, the Repurchase Option shall be exercisable for a period of sixty (60) days from the Termination Date (such period, the "Option Period"); provided, however, that the Company may extend the Option Period for up to one (1) year from the Termination Date if the Board reasonably determines that such extension is necessary to prevent a material adverse effect on the Company's financial or operational status. If the Company so extends the Option Period, during the period between the date of delivery of notice extending the Option Period and the earlier of exercise of the Right of Repurchase and expiration of such one-year period. the Stockholder hereby grants the Company with full power of substitution an irrevocable proxy to vote such the shares subject to the Repurchase Option (or execute a written consent) on all matters submitted to a vote of stockholders. lithe Company elects to extend the Option Period, it shall deliver written notice of same to Stockholder within thirty (30) days of the Termination Date. A right to a Repurchase Option with respect to fractional shares shall be rounded to the nearest whole share.

2.3    Exercise ofRepurchase Option. Subject to Section 2.5 hereof', the Company shall, within sixty (60) days after the Termination Date, deliver written notice to Stockholder of its election to exercise its Repurchase Option (the "Option Notice"), and shall (A) deliver a check in the amount of the Option Price, (B) in the event Stockholder is indebted to the Company, cancel Stockholder's debt in an amount equal to the Option Price, or (C) take combined action under (A) and (13), such that the combined payment and cancellation of indebtedness equals the Option Price. Upon delivery of the Option Notice and compliance with (A), (B) and/or (C) above. the Company shall become the legal and beneficial owner of the repurchased securities and all rights and interest therein or related thereto, and the Company shall have the right to transfer to its own name the number of repurchased securities without further action by Stockholder.

2.4    Transfer ofSecurities. Stockholder acknowledges and agrees that in addition to the limitations set forth herein. the Shares and the Anti-dilution Securities are or will be subject to certain transfer restrictions set forth in the Restricted Stock Purchase Agreement, and that certain Stockholders Agreement to be made by and among the Company (the "Stockholders Agreement"), Stockholder and certain other stockholders of the Company. Stockholder agrees that he shall not transfer any of the Shares or Anti-dilution Securities except in accordance with the terms and conditions set forth herein and in the Restricted Stock Purchase Agreement and the Stockholders Agreement. In the event the Stockholder transfers any of the Shares or Anti-dilution Securities, in addition such other restrictions on transfer that may apply, any Restricted Shares at the time of such transfer shall continue to be Restricted Shares in the possession of such transferee.

2.5    Acceleration ofLapse of Repurchase Rights Upon Certain Events. Notwithstanding the provisions of Section 2.1 hereof, the Repurchase Option shall expire with respect to all Restricted Shares existing upon the consummation of a Change or Control or a termination of Stockholder's engagement or employment with the Company without Cause.

3.    Company Enforcement.

3.1    Company Records. The Company shall not transfer on its books any of the shares of Common Stock held by the Stockholder without first ascertaining compliance with all of the applicable provisions of this Agreement with respect to such transfer.

3.2    Stop-Transfer Orders.The Stockholder agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate "stop-transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records. The Company shall not be required to transfer on its books any Shares or Anti-dilution Securities that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or any federal or state securities laws, or to treat as owner of such Shares or Anti-dilution Securities or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares or Anti-dilution Securities shall have been so transferred.

3.3    NoRegistration. Stockholder understands that the Shares and the Anti-dilution Securities have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Stockholder's investment intent as expressed herein.

3.4    Restricted Securities. Stockholder understands that the Shares and the Anti-dilution Securities are "restricted securities" under applicable U.S. federal and state securities laws and that, pursuant to these laws, he must hold the Shares and the Anti-dilution Securities indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or unless an exemption from such registration and qualification requirements is available. Stockholder acknowledges that the Company has no obligation to register or qualify the Shares or the Anti-dilution Securities for resale. Stockholder further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares and the Anti-dilution Securities, and requirements relating to the Company which are outside of the Stockholder's control, and which the Company is under no obligation and may not be able to satisfy.

3.5    No Transfer. Without limiting the representations set forth above, the Stockholder will not make any disposition of all or any part of the Shares or the Anti-dilution Securities which will result in the violation by the Stockholder or by the Company of the Securities Act, the California Corporate Securities Law of 1968, or any other applicable securities laws. Without limiting the foregoing, the Stockholder agrees not to make any disposition of all or any part of the Shares or the Anti-dilution Securities unless and until:

(a)    There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement and any applicable requirements of state securities laws; or

(b)    The Stockholder has notified the Company of the proposed disposition and has furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and, if reasonably requested by the Company, the undersigned will have furnished to the Company a written opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of any securities under the Securities Act or the consent of or a permit from appropriate authorities under any applicable state securities law.

4.    Legend-Requirement.All certificates evidencing Shares and the Anti-dilution Securities subject to this Agreement shall, during the term of this Agreement, bear such restrictive legends as the Company and the Company's counsel deem necessary or advisable under applicable law or pursuant to this Agreement, including, without limitation, the following;

"CERTAIN OF THE SECURITIES REPRESENTED HEREBY MAY BE SUBJECT TO A RIGHT OF REPURCHASE BY THE COMPANY PURSUANT TO AN AGREEMENT RELATING TO SUCH SECURITIES, SHOULD THE PERSON INITIALLY ISSUED THESE SECURITIES CEASE TO BE EMPLOYED BY THE COMPANY OR ANY AFFILIATE THEREOF, AND SUCH SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IF SUCH SECURITIES ARE SUBJECT TO SUCH RIGHT OF REPURCHASE."

5.    Tax Advice.The Stockholder acknowledges that he has not relied and will not rely upon the Company with respect to any tax consequences related to the ownership, purchase, or disposition of the Shares and the Anti-dilution Securities. The Stockholder assumes full responsibility for all such consequences and for the preparation and filing of all tax returns and elections which may or must be filed in connection with such Shares and the Anti-dilution Securities. The Stockholder has executed and delivered to the Company an Acknowledgment in the form of Exhibit A hereto.

6.    Miscellaneous.

6.1    Binding Effect.This Agreement shall be binding upon, and inure to the benefit of, the executors. administrators, heirs, legal representatives, successors, and assigns of the parties hereto.

6.2    Governing Law.This Agreement shall be governed by, and construed in accordance with, the laws of the State of California excluding those laws that direct the application of another jurisdiction's laws.

6.3    Counterparts.This Agreement may be executed in counterparts, each of which shall be deemed an original, but which together shall constitute one instrument. This Agreement may also be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.4    Notices.Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient when delivered personally or sent by telegram or fax or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party's address as set forth below the signatures of the parties or as subsequently modified by written notice.

6.5    Entire Areement.This Agreement constitutes and contains the entire agreement of the parties pertaining to its subject matter and supersedes any and all prior and contemporaneous agreements, representations, and understandings; provided however, that this Agreement amends only those provisions of the Stockholder's stock purchase agreement with the Company relating to repurchase rights with respect to shares held by the Stockholder.

6.6    Arbitration.Any and all disputes or controversies arising out of this Agreement, except for the obligation of Stockholder to deliver certificates representing the Shares or the Anti-dilution Securities, shall be finally settled by arbitration conducted in Los Angeles County in accordance with the then existing Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof; provided that nothing in this Section 6.6 shall prevent a party from applying to a court of competent jurisdiction to obtain temporary relief pending resolution of the dispute through arbitration. The parties hereby agree that service of and notices in the course of such arbitration at their respective addresses as provided for in Section 6.4 shall be valid and sufficient. If any party to this Agreement seeks to enforce its rights under this Agreement, the non-prevailing party shall pay all costs and expenses incurred by the prevailing party, including reasonable attorneys, fees.

6.7    Adjustments.This Agreement, and the rights and obligations of the parties hereunder, shall be interpreted insofar as practicable to account for any stock combination. stock dividend, stock split, recapitalization, or other similar transaction occurring after the effective date of this Agreement.

6.8    Amendment.This Agreement may he amended, and any term hereof waived, by the written consent of the Company and the Stockholder.

6.9    Enforcement.If any portion of this Agreement is determined to be invalid or unenforceable, the remainder shall be valid and enforceable to the maximum extent possible.

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In WITNESS WHEREOF, the parties hereto have executed this Stock Restriction Agreement as of the date first above written.

Company:	FLUID AUDIO NETWORK, INC. a Delaware corporation

By:
Justin Beckett, Chief Executive Officer

Address: _________________________________ _________________________________

____________________________________________ Robert Buch

Address: 3967 Marcasel Ave Los Angeles, CA 90066

CONSENT OF SPOUSE
(if applicable)

I, Heather Buch, spouse of Robert Buch, have read and hereby approve the foregoing Agreement. By execution of this Agreement, I agree to be irrevocably bound by the terms of this Agreement as to my interest, whether as community property or otherwise, if any, in the Shares and the Anti-dilution Securities, including, without limitation, the terms of Section 1 of this Agreement. I hereby appoint my spouse as my attorney-in-fact with respect to any amendment or exercise of any rights under the Agreement.,

Purchaser's Spouse, if applicable (Mark "N/A" if not applicable)